                                  EXHIBIT 21.1

     SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of the Company:

                                                        PLACE OF
           SUBSIDIARY                                INCORPORATION
     1)    Candela Iberica, S.A.                     Spain

     2)    Candela France SARL                       France

     3)    Candela KK                                Japan

     4)    Candela Laser (Deutschland) GmbH          Germany

     5)    Candela Skin Care Centers, Inc.           Massachusetts





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